                                                                    EXHIBIT 10.7


                            RECOURSE PROMISSORY NOTE


$800,000.00                                                       April 11, 2001


         FOR VALUE RECEIVED, Scott C. Verges, who resides at Berkeley, California (hereinafter referred to as "Borrower"), hereby promises to pay to the order of Burnham Pacific Properties, Inc., a Maryland corporation with its principal place of business in San Diego, California (hereinafter referred to as the "Company"), the principal amount of Eight Hundred Thousand Dollars ($800,000.00) subject to the terms and conditions set forth herein.

         1. PURPOSE AND AUTHORITY. This Promissory Note (the "Note") is entered into pursuant to the terms of that certain Executive Retention Agreement entered into between the Company and Borrower as of April 11, 2001 (the "Retention Agreement") in order to encourage Borrower to continue his employment with the Company and to exert his best efforts toward the completion of the liquidation of the Company. Capitalized terms used but not defined herein shall have the meanings given to them in the Retention Agreement.

         2.       PAYMENT.

                  (a) The entire principal balance and other charges as may be due hereunder shall be due and payable within five (5) days following the Borrower's termination of employment with the Company and its subsidiaries if such employment terminates prior to the Termination Date pursuant to a Voluntary Termination (the "Maturity Date")

                  (b) Notwithstanding the foregoing, the full amount of this Note will be automatically forgiven (i) upon the Termination Date if Borrower remains in employment with the Company and its subsidiaries until the Termination Date or (ii) upon Borrower's termination of employment with the Company and its subsidiaries if the Borrower's employment is terminated prior to the Termination Date pursuant to an Involuntary Termination.

         3. INTEREST. The Note will bear no interest, subject to Section 5 below.

         4. PREPAYMENT. Borrower may prepay the whole or any part of the principal amount of this Note from time to time without premium or penalty.

         5. DEFAULT. The failure by Borrower to pay the entire outstanding balance of this Note on or before the Maturity Date shall constitute a default under this Note (a "Default"). Upon the occurrence of a Default interest will accrue on the unpaid principal balance at the rate of one and one-half percent (1 1/2 %) per month compounded monthly. Following a Default the outstanding balance hereof and all accrued and unpaid interest, together with all reasonable costs of collection and/or enforcement of the Note, including reasonable attorney's fees, shall at the option of the Company become immediately due and payable.

         6. RECOURSE. The Company and Borrower agree that Borrower shall have personal liability for the Note.

         7. MODIFICATION. Neither this Note nor any provision hereof may be modified, altered, or amended in any manner or form except by an agreement in writing, executed by a duly authorized officer of the Company and Borrower, which writing shall make specific reference hereto.

         8. SEVERABILITY. If for any reason any provision or provisions hereof are determined to be invalid, unenforceable or contrary to any existing or future law, such invalidity or unenforceability shall not impair the operation or affect those portions of this Note which are valid.

         9. USURY, ETC. All agreements between Borrower and the Company are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of Maturity of the indebtedness or otherwise, shall the amount paid or agreed to be paid to the holder for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum amount which the holder is permitted to receive under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve payments exceeding such amount, then the obligation to be fulfilled shall automatically be reduced to the limit of such maximum amount, and if from any circumstances the holder should ever receive as interest an amount which would exceed such maximum amount, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; PROVIDED, HOWEVER, that in the event that there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every other provision of this Note.

         10. GOVERNING LAW. The execution, delivery and performance of this Note shall be governed by, construed, and enforced in accordance with the laws of the State of California.

         11. WAIVERS. The failure of the Company at any time to exercise any option or right hereunder shall not constitute a waiver of the Company's right to exercise such option or right at any other time.

         IN WITNESS WHEREOF, this Note has been executed and delivered as a sealed instrument as of the date first set forth above.

                                                  /s/ Scott C. Verges
                                                  -------------------------
                                                  Scott C. Verges

Executed, sealed and delivered in the presence of:


/s/ Penny Evans
-------------------
Name of Witness:


                                       2